Exhibit 99.2

Silk Road Medical Announces Retirement of CEO Erica Rogers

Working with Leading Executive Search Firm to Identify Successor

SUNNYVALE, Calif. – October 10, 2023 – Silk Road Medical, Inc. (Nasdaq: SILK), a company focused on reducing the risk of stroke and its devastating impact, today announced that CEO Erica Rogers plans to retire from the Company following the completion of a succession process. The Company is working with Spencer Stuart, a leading executive search firm. To ensure a smooth transition, Ms. Rogers will remain as President and CEO of the Company until her successor is appointed.

 “I’d like to thank Erica for her tremendous contributions to Silk Road over the last 11 years. Erica has been integral in leading and expanding the Company’s strong operational infrastructure and commercial enterprise and driving a significant expansion of the use of Transcarotid Artery Revascularization (TCAR) and its impact on patients. She also has created an enduring, mission-focused culture at Silk Road, setting the Company apart,” said Jack Lasersohn, Chairman of the Board. “The Silk Road Medical senior leadership team and Board of Directors are well-prepared for Erica’s transition. We plan to work closely together to ensure a smooth process as we drive continued growth in the business.”

“It has been an honor to work with the Silk Road team through more than a decade of progress toward improving patients’ lives,” said Ms. Rogers. “I’m incredibly proud of the foundation we’ve built, our amazing employees, and our undeniable leadership in carotid artery disease innovation. We have set the stage for an exciting future for the Company. I look forward to supporting a smooth transition and cheering on our team as they continue to promote TCAR as the gold standard in stroke prevention.”

About Silk Road Medical

Silk Road Medical, Inc. (NASDAQ: SILK), is a medical device company located in Sunnyvale, California, and Plymouth, Minnesota, that is focused on reducing the risk of stroke and its devastating impact. The company has pioneered a new approach for the treatment of carotid artery disease called TransCarotid Artery Revascularization (TCAR). TCAR is a clinically proven procedure combining surgical principles of neuroprotection with minimally invasive endovascular techniques to treat blockages in the carotid artery at risk of causing a stroke. For more information on how Silk Road Medical is delivering brighter patient outcomes through brighter clinical thinking, visit www.silkroadmed.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Statements contained in this release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995, including the anticipated retirement of Erica Rogers as CEO and a board member. Forward-looking statements are based on current expectations of future events and often can be identified by words such as  “plan,” “expect,” “should,” “project,” “anticipate,” “intend,” “will,” “can,” “may,” “believe,” “could,” “continue,” “future,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Risks and uncertainties may cause Silk Road Medical’s actual results to be materially different than those expressed in or implied by Silk Road Medical’s forward-looking statements. For Silk Road Medical, such risks and uncertainties include, among others, risks surrounding the retirement of Ms. Rogers and the change in management and the Company’s success in retaining and recruiting key personnel. More detailed information on these and other factors that could affect Silk Road Medical’s actual results are described in its filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2023. Silk Road Medical undertakes no obligation to update its forward-looking statements.

Investor Contact:

Marissa Bych

Gilmartin Group

investors@silkroadmed.com

Media:

Michael Fanucchi

Silk Road Medical

mfanucchi@silkroadmed.com